Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Centrue Financial Corporation (formerly known as UnionBancorp, Inc.) Registration Statement on Form S-8 of our report dated February 18, 2006, appearing in the Annual Report on Form 10-K of UnionBancorp, Inc. for the year ended December 31, 2005.

Crowe Chizek and Company LLC

Oak Brook, Illinois
November 28, 2006